UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BLUE CAPITAL REINSURANCE HOLDINGS LTD.
(Name of Registrant as Specified In Its Charter)

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BLUE CAPITAL REINSURANCE HOLDINGS LTD.

94 Pitts Bay Road, Pembroke HM08, Bermuda

NOTICE OF 2014 ANNUAL GENERAL MEETING OF MEMBERS (herein referred to as “Shareholders”)

To Be Held on May 14, 2014 at 10:30 a.m. Atlantic Daylight Time

To Our Shareholders:

The 2014 Annual General Meeting of Shareholders (the “2014 Annual Meeting”) of Blue Capital Reinsurance Holdings Ltd. (the “Company”) will be held at the Company’s Principal Executive Offices at 94 Pitts Bay Road, Pembroke HM08, Bermuda on May 14, 2014, at 10:30 a.m. Atlantic Daylight Time. At this meeting you will be asked to consider and vote on the following proposals:

1)             To fix the number of directors of the Company at five and to elect two Class A director nominees to the Company’s Board of Directors (the “Board”) for terms ending in 2017, and

2)             To appoint PricewaterhouseCoopers Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2014 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration.

In addition, we will consider any other business as may properly come before the 2014 Annual Meeting and any adjournments thereof.

The Company’s audited consolidated financial statements as of and for the year ended December 31, 2013, which are included in the Company’s Annual Report on Form 10-K (the “2013 Form 10-K”), as approved by the Board, will be presented at the 2014 Annual Meeting, pursuant to the provisions of the Bermuda Companies Act 1981, as amended (the “Companies Act”), and the Company’s Bye-Laws.

The close of business on March 20, 2014 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the 2014 Annual Meeting or any adjournments thereof. For a period of at least ten days prior to the 2014 Annual Meeting, a complete list of Shareholders entitled to vote at the 2014 Annual Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at 94 Pitts Bay Road, Pembroke HM08, Bermuda.  This Proxy Statement, the Notice of the 2014 Annual Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 28, 2014.

The Company’s Proxy Statement and 2013 Annual Report (which contains the 2013 Form 10-K) are also available at https://materials.proxyvote.com/G1190F.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to the Company in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the 2014 Annual Meeting. Please note that the person designated as your proxy need not be a Shareholder. Persons who hold their voting shares in a brokerage account or through a nominee will likely have the added flexibility of directing the voting of their shares by telephone or over the internet.

By Order of the Board,

Jonathan B. Kim
Assistant Secretary
Pembroke, Bermuda
March 24, 2014

THE COMPANY

The Company is a Bermuda exempted limited liability company which, through its subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities. The Company was incorporated under the laws of Bermuda on June 24, 2013, commenced its operations on November 12, 2013, and does not have any material operating history.

On November 5, 2013, the Company’s registration statement on Form S-1 was declared effective, pursuant to which it sold 6,250,000 common shares to the public at a price of $20.00 per share (the “IPO”). Concurrent with the IPO, the Company completed a private placement (the “Private Placement”) with Montpelier Reinsurance Ltd. (“Montpelier Re”), a wholly-owned subsidiary of Montpelier Re Holdings Ltd. (“Montpelier”), pursuant to which it sold an additional 2,500,000 common shares at a price of $20.00 per share.  The Company’s total gross proceeds from the IPO and the Private Placement were $175.0 million, and its total net proceeds (expressed after the net expenses associated with the IPO) were $174.0 million.

The Company operates as a single business segment through its wholly-owned subsidiaries: (i) Blue Capital Re Ltd. (“Blue Capital Re”), a Bermuda Class 3A insurer which offers collateralized reinsurance; and (ii) Blue Capital Re ILS Ltd. (“Blue Capital Re ILS”), a Bermuda exempted limited liability company which conducts hedging and other investment activities, including entering into industry loss warranties and purchasing catastrophe bonds, in support of Blue Capital Re’s operations.

The Company’s business strategy is to build a diversified portfolio of reinsurance risks that will generate underwriting profits, which it intends to principally distribute through the payment of dividends, with returns commensurate with the amount of risk assumed.  The Company seeks to provide Shareholders with the opportunity to own an alternative asset class whose returns are believed to have historically been largely uncorrelated to those of other asset classes, such as global equities, bonds and hedge funds. Subject to the discretion of the Board, the Company currently intends to distribute a minimum of 90% of its Distributable Income (as defined on page 15 of this Proxy Statement) in the form of cash dividends to Shareholders.

Through each of the following roles and relationships, the Company leverages Montpelier’s reinsurance underwriting expertise and infrastructure to conduct its business: (i) Blue Capital Management Ltd. (“BCML”) and Blue Capital Insurance Managers Ltd. (“BCIML”), each wholly-owned subsidiaries of Montpelier (collectively referred to herein as the “Managers”), manage Blue Capital Re’s and Blue Capital Re ILS’s reinsurance underwriting decisions; (ii) Blue Water Re Ltd. (“Blue Water Re”), Montpelier’s wholly-owned special purpose insurance vehicle, is a significant source of reinsurance business for Blue Capital Re; and (iii) certain officers of Montpelier also serve as the Company’s Chief Executive Officer (the “CEO”), the Company’s interim Chief Financial Officer (the “CFO”), and as two of the Company’s five directors, including the role of Chairman.

The Company qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012.  As a result, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. These exemptions include:

•                  reduced disclosure about the Company’s executive compensation arrangements and no requirement to include a compensation discussion and analysis;

•                  no requirement to hold non-binding advisory shareholder votes on executive compensation or golden parachute arrangements;

•                  an exemption from the auditor attestation requirement in the assessment of the Company’s internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended; and

•                  the ability to use an extended transition period for complying with new or revised accounting standards.

The Company has taken advantage of some, but not all, of the exemptions available to emerging growth companies and intends to continue to take advantage of such exemptions until such time as it is no longer an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you invest.

The Company will continue to be an emerging growth company until the earliest of: (i) the last day of the year during which the Company has total annual gross revenues of at least $1.0 billion (as indexed for inflation); (ii) the last day of the year following the fifth anniversary of the date of the IPO; (iii) the date on which the Company has, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the date on which the Company is deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934 (the “1934 Act”), as amended.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

94 Pitts Bay Road, Pembroke HM08, Bermuda

PROXY STATEMENT

2014 Annual General Meeting of Shareholders

May 14, 2014

General Information

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board to be voted at the 2014 Annual Meeting to be held at the Company’s Principal Executive Offices at 94 Pitts Bay Road, Pembroke HM08, Bermuda on May 14, 2014 at 10:30 a.m. Atlantic Daylight Time, or any postponement or adjournment thereof. This Proxy Statement, the Notice of 2014 Annual Meeting and the accompanying form of proxy are being first mailed to Shareholders on or about March 28, 2014.

As of March 20, 2014, the record date for the determination of persons entitled to receive notice of, and to vote at, the 2014 Annual Meeting, there were 8,750,000 common shares of the Company, par value U.S. $1.00 per share (“Common Shares”), outstanding.  Common Shares are the only class of our share capital entitled to vote at the 2014 Annual Meeting.  Common Shares are quoted on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “BCRH” and the Bermuda Stock Exchange under the symbol “BCRH.BH.”

Holders of Common Shares are entitled to one vote on each matter to be voted upon by the Shareholders at the 2014 Annual Meeting for each Common Share held. Pursuant to the Company’s Bye-Law 24, if, and so long as, the Controlled Shares (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the Common Shares entitled to vote at an election of directors, then the votes conferred by the Controlled Shares owned by such person will be reduced by whatever amount is necessary so that after any such reduction such votes shall constitute no more than 9.5% of the total voting power of all the Common Shares entitled to vote at any election of directors as set forth in our Bye-Laws. A Shareholder’s voting power in excess of 9.5% will be redistributed proportionally among the other Shareholders so that 100% of the voting power of all Common Shares is entitled to be cast.  In any event, no such reduction and redistribution of voting power may have the effect of increasing another Shareholder’s voting power to more than 9.5%. If the aggregate reductions in voting power would result in less than 100% of the voting power of all Common Shares being entitled to be cast, the excess of 100% of the voting power over the votes entitled to be cast shall be conferred on the shares held by the Shareholders, proportionately, based on the number of shares held by each Shareholder; provided, however, that the shares of a Shareholder shall not be conferred votes to the extent that any U.S. Person would be considered a 9.5% U.S. Shareholder.

In addition, the Board may adjust a Shareholder’s voting rights to the extent that it reasonably determines in good faith that it is necessary to do so to avoid adverse U.S. tax consequences or materially adverse legal or regulatory treatment to the Company or any subsidiary of the Company or to any Shareholder or affiliate controlled by such Shareholder. “Controlled Shares” shall include, among other things, all Common Shares that a person is deemed to beneficially own directly, indirectly or constructively within the meaning of Section 958 of the U.S. Internal Revenue Code.

In order to determine the number of Controlled Shares owned by each Shareholder, we are authorized to require any Shareholder to provide information as to that Shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the Shareholder’s Common Shares, relationships with other Shareholders or any other facts the directors may deem relevant to a determination of the number of Common Shares attributable to any person. We may, in our reasonable discretion, reduce or disregard the votes attached to Common Shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information.

The presence of two or more persons present in person and representing in person or by proxy in excess of 50% of the total combined voting power (that is, the number of maximum possible votes entitled to attend and vote at a general meeting, after giving effect to Bye-law 24) of all of the issued and outstanding Common Shares throughout the meeting shall form a quorum for the transaction of business at the 2014 Annual Meeting.

At the 2014 Annual Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the 2014 Annual Meeting.

Each of the Shareholder proposals presented herein will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the 2014 Annual Meeting, subject to Bye-law 24, provided a quorum is present.  The Company intends to conduct all voting at the 2014 Annual Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-Laws.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2014.  The Proxy Statement and the 2013 Annual Report are available at https://materials.proxyvote.com/G1190F.

About the 2014 Annual Meeting

Where and when will the 2014 Annual Meeting be held?

The 2014 Annual Meeting will be held at the Company’s Principal Executive Offices at 94 Pitts Bay Road, Pembroke HM08, Bermuda on May 14, 2014 at 10:30 a.m. Atlantic Daylight Time.

What will I be voting on?

At this meeting you will be asked to consider and vote on the following proposals:

1)  To fix the number of directors of the Company at five and to elect two Class A director nominees to the Board for terms ending in 2017, and

2)  To appoint PricewaterhouseCoopers Ltd., an independent registered public accounting firm, as the Company’s  independent auditor for 2014 and to authorize the Board, acting by the Company’s Audit Committee, to set their remuneration

In addition, we will consider any other business as may properly come before the 2014 Annual Meeting and any adjournments thereof.

How do I vote my Common Shares?

You can vote either in person at the 2014 Annual Meeting or by proxy whether or not you can attend the 2014 Annual Meeting.

To vote by proxy, you must either:

•                  complete the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

•                  vote by telephone (instructions are on the proxy card), or

•                  vote by Internet (instructions are on the proxy card).

Can I change my vote?

Yes.  Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Assistant Secretary of the Company at 94 Pitts Bay Road, Pembroke HM08, Bermuda, a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the 2014 Annual Meeting.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your Common Shares will be voted in accordance with the Board’s recommendations.

How many votes are required to elect Directors and to adopt the proposals?

Each of the Shareholder proposals presented herein will be decided by the affirmative vote of a majority of the voting rights attached to the Common Shares voted at the 2014 Annual Meeting, subject to Bye-law 24, provided a quorum is present.  The Company intends to conduct all voting at the 2014 Annual Meeting by poll to be requested by the Chairman of the meeting, in accordance with the Company’s Bye-Laws.

Could other matters be decided at the 2014 Annual Meeting?

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of 2014 Annual Meeting and this Proxy Statement.  If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

What happens if the meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.

How can I access proxy materials and the 2013 Annual Report electronically?

The Proxy Statement and the 2013 Annual Report are available at https://materials.proxyvote.com/G1190F.

Solicitation and Revocation

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD.

Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the 2014 Annual Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Assistant Secretary of the Company at the address indicated herein before the time of the 2014 Annual Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her as proxy to inform such person of this appointment.

All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions given thereon. If no instructions are provided in a properly executed proxy, it will be voted in accordance with the Board’s recommendations as set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the 2014 Annual Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the Common Shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Assistant Secretary of the Company at 94 Pitts Bay Road, Pembroke HM08, Bermuda, a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the 2014 Annual Meeting. Attendance at the 2014 Annual Meeting by a Shareholder who has executed and delivered a proxy to us shall not constitute a revocation of such proxy.

Member brokerage firms of the NYSE that hold Common Shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions, vote in their discretion upon the proposal to appoint PricewaterhouseCoopers Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2014 and to authorize the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration. The elections of directors is considered to be a non-routine matter upon which a broker will not have discretionary authority to vote if no instructions are given by the beneficial owner of the Common Shares. Broker non-votes occur when Common Shares held for a beneficial owner are not voted.  If a Shareholder abstains from voting, or if a Shareholder’s Common Shares are treated as a broker non-vote, those Common Shares will not be considered as votes cast “For” or “Against” the proposal, but will be included in the number of Common Shares represented for the purpose of determining whether a quorum is present.

We will bear the cost of solicitation of proxies. Solicitation may be made by our directors and officers personally, by telephone, by internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the 2014 Annual Meeting to the beneficial owners of Common Shares which such persons hold of record.

PROPOSAL 1

APPROVAL OF A FIVE MEMBER BOARD AND ELECTION OF DIRECTORS

Our Bye-Laws provide for a classified Board, divided into three classes of approximately equal size. Each director serves a three-year term, except in the case of a director appointed to fill a casual vacancy.  Currently, the Board consists of five directors.

At the 2014 Annual Meeting, Shareholders are requested to fix the number of directors at five and to elect two Class A director nominees to the Board for terms ending in 2017.

Christopher L. Harris and John R. Weale have been nominated for election as directors at the 2014 Annual Meeting by the Company’s Compensation and Nominating Committee (the “Compensation Committee”).  If elected, each of Messrs. Harris and Weale will serve as Class A directors for a three-year term expiring at the Company’s 2017 Annual General Meeting of Shareholders or until their respective successors are elected and qualified.  In the event that Shareholders fail to elect each of the director nominees, the number of director nominees elected plus the number of directors previously elected shall be deemed to be the number of directors so fixed.

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 1 WHICH CALLS FOR THE APPROVAL OF A FIVE MEMBER BOARD AND ELECTION OF THE DIRECTOR NOMINEES.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Director Nominees

The current members and nominees of the Board and terms of each class are set forth below:

			Director
Name	Age	Position	Since

Class A - term ending 2014
John R. Weale *	55	Director	2013
Christopher L. Harris *	44	Chairman	2013

Class B - term ending 2015
William Pollett	46	Director and CEO	2013
D. Andrew Cook	51	Director	2013

Class C - term ending 2016
Eric Lemieux	53	Lead Director	2013

*  Nominated for election at the 2014 Annual Meeting to a term ending in 2017.

Each of the director nominees for election at the 2014 Annual Meeting has been nominated by the Compensation Committee.

Mr. Harris currently serves as President and CEO of Montpelier and Mr. Pollett currently serves as Senior Vice President and Chief Corporate Development and Strategy Officer and Treasurer of Montpelier, and as a result they may face conflicts of interest that may make it difficult for them to operate our business. See “Certain Relationships and Related Transactions.”

The following information presents the principal occupations, business experience, and recent business activities involving the Company and other affiliations of the directors and director nominees:

Class A Directors, term expiring in 2014:

Christopher L. Harris.  Mr. Harris has been our Chairman since August 2013. Mr. Harris has served as President of Montpelier since January 2008 and became CEO in July 2008.  He originally joined Montpelier in 2002 as Chief Actuary and Senior Vice President and was later named Chief Risk Officer in 2005 and Chief Underwriting and Risk Officer in 2006.  Prior to joining Montpelier, from 2001 to 2002, Mr. Harris was employed by Allianz Risk Transfer (“Allianz”), where he was Chief Actuary, North America.  Prior to his employment with Allianz, Mr. Harris ran the actuarial consulting practice for KPMG Bermuda from 1998 to 2001.  Mr. Harris is a Fellow of the Casualty Actuarial Society, a Chartered Property and Casualty Underwriter and a Chartered Financial Analyst. We believe Mr. Harris’s qualifications to serve on the Board include his extensive experience in the global insurance and reinsurance industries, particularly in the areas of underwriting, actuarial, aggregate management and strategic and operational management.

John R. Weale.  Mr. Weale has been a director since August 2013. Until November 2011, Mr. Weale was CFO of Catalina Holdings (Bermuda) Ltd. (“Catalina Holdings”). Prior to his employment with Catalina Holdings, Mr. Weale spent over 13 years at IPCRe Limited and IPC Holdings, Ltd. At IPC, he served as Executive Vice President from July 2008 and CFO from June 1996, as well as interim President and CEO during 2009. Prior to IPC, he held various positions at American International Company, Limited, including Vice President — Insurance Management Services. Mr. Weale currently serves as Chairman of the Board of Blue Capital Global Reinsurance Fund Limited. Mr. Weale has also served as Chairman of the Board and an audit committee member of Butterfield Money Market Fund Limited and Butterfield Liquid Reserve Fund Limited, and as a director of Butterfield Select Fund Limited. Mr. Weale is a Fellow of the Chartered Institute of Management Accountants and is a Chartered Global Management Accountant. We believe Mr. Weale’s qualifications to serve on the Board include his professional financial management and accounting experience of over 30 years in the insurance and reinsurance industries.

Class B Directors, term expiring in 2015:

William Pollett.  Mr. Pollett has been our CEO and a director since August 2013. Mr. Pollett also serves as Senior Vice President and Chief Corporate Development and Strategy Officer and Treasurer of Montpelier. He also serves as President and CEO of Blue Water Re, BCML and BCIML. Prior to joining Montpelier in 2006, he spent five years with ACE Group, initially as CFO of ACE Tempest Re and then as Senior Financial Analyst and Senior Vice President at ACE Limited. Prior to the ACE Group, Mr. Pollett was employed by the OIL Group of Companies for seven years in various capacities, including Treasurer and Vice President of its investment companies. Mr. Pollett is a Chartered Financial Analyst and a Chartered Accountant. We believe Mr. Pollett’s qualifications to serve on the Board include his extensive experience in the global insurance and reinsurance industries, particularly in the areas of underwriting and capital and investment management.

D. Andrew Cook.  Mr. Cook has been a director since September 2013. Mr. Cook served as President of Alterra Bermuda Limited from October 2010 to June 2013, in addition to his position as Executive Vice-President — Business Development, which he held from May 2010. From May 2010 to October 2010, he also served as Chief Integration Officer and Global Development Officer with Alterra Capital Holdings Limited (“Alterra Capital Holdings”). Mr. Cook served as CFO of Harbor Point Limited (“Harbor Point”) from September 2006 until the merger of Max Capital Group Ltd. and Harbor Point in May 2010, which became Alterra Capital Holdings. He also served as Deputy Chairman, President and CFO of Harbor Point Re Limited. From November 2001 to April 2006, Mr. Cook was the CFO of AXIS Capital Holdings Limited, a Bermuda insurance and reinsurance company. From January 2001 until November 2001, he served as Senior Vice President and CFO of Mutual Risk Management Limited. From 1999 to 2000, he worked as an independent consultant assisting clients in raising private equity capital. From 1993 to 1999, he served as Senior Vice President and CFO of LaSalle Re Holdings Limited. Mr. Cook is a Member of the Canadian Institute of Chartered Accountants. With his strong financial and accounting background, Mr. Cook serves as our Audit Committee Chair and meets the U.S. Securities and Exchange Commission (the “SEC”) definition of an audit committee financial expert. We believe Mr. Cook’s qualifications to serve on our Board include his extensive experience in the global insurance and reinsurance industries, including his executive management positions at major Bermuda-based reinsurance companies.

Class C Directors, term expiring in 2016:

Eric Lemieux.  Mr. Lemieux has been a director since September 2013 and has been our Lead Director since October 2013. Since 2007, he has been the proprietor of Blue Pearl Advisors, Guilford, Connecticut, consulting on various insurance-related projects concentrating in the area of catastrophe risk management. From 2004 to 2007, he served as President of LightKeeper Specialty, Inc., a startup mono-line commercial insurer. Mr. Lemieux was a founding member of the Black Diamond Group in 2001 and served as a Director until 2004. From 1999 to 2001, he was Managing Director at Allianz and from 1992 to 1998 he was Chief Actuary at CAT Ltd., Bermuda. He previously held various actuarial positions at the Travelers Insurance Company from 1986 to 1992 and also worked at Liberty Mutual from 1985 to 1986. Mr. Lemieux is a fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. We believe Mr. Lemieux’s qualifications to serve on the Board include his broad range of consulting and other experience in the reinsurance industry.

Executive Officers

(as of March 20, 2014)

Name	Age	Principal Position	Executive Officer Since

William Pollett (1)	46	CEO	2013
Michael S. Paquette (2)	50	Interim CFO	2013

(1)         See the biography of Mr. Pollett under “Directors, Executive Officers and Corporate Governance.”

(3)         Mr. Paquette also serves as CFO and EVP of Montpelier and also serves as an officer and/or director of certain wholly-owned subsidiaries of Montpelier. Mr. Paquette is only serving as our CFO on an interim basis until a permanent replacement is identified.

Michael S. Paquette.  Mr. Paquette is our interim CFO and has served in such capacity since August 2013. Mr. Paquette also serves as CFO and Executive Vice President of Montpelier, and he has held these positions since May 2008. Prior to joining Montpelier in May 2007 as Controller and Senior Vice President, he spent eighteen years with White Mountains Insurance Group, Ltd. in various capacities, including Controller and Senior Vice President, and four years with KPMG LLP as an auditor. Mr. Paquette assisted White Mountains Insurance Group, Ltd. in establishing Montpelier in 2001 and is a Certified Public Accountant, a Certified Management Accountant, a Certified Financial Manager and a Chartered Global Management Accountant.

Corporate Governance and Related Matters

The Board acts as the Company’s ultimate decision maker and advises and oversees management, which is responsible for day-to-day operations. The Company has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) to provide a framework for the governance of the Company. This document is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Corporate Governance Guidelines and Procedures) and may also be obtained at no charge upon written request to the attention of the Company Assistant Secretary at 94 Pitts Bay Road, Pembroke HM08, Bermuda.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics (the “Code of Conduct and Ethics”) for all its directors, officers and employees, including the Company’s CEO and CFO. This document is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Code of Conduct and Ethics) and may also be obtained at no charge upon written request to the attention of the Company Assistant Secretary at 94 Pitts Bay Road, Pembroke HM08, Bermuda.  Any waiver of any part of the Code of Conduct and Ethics for executive officers or directors may be made only by the Board (or the Audit Committee) and will be promptly disclosed to Shareholders as required by SEC and NYSE rules.

The Board and Committees

The Board

The Board currently consists of five members and is elected by Shareholders pursuant to the Company’s Bye-Laws.  The Board is divided into three classes, Class A, Class B and Class C, with each class serving for a staggered three-year term. The Board selects our CEO and our CFO, who are charged with the conduct of our business. After selecting the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Board’s ability to monitor senior management’s performance is facilitated by the presence of independent directors who have experience in the reinsurance business.

The Board has determined that the positions of CEO and Chairman should be held by two different individuals. The Board believes that its current leadership structure is appropriate for the Company at this time because the CEO and Chairman fulfill separate and distinct roles. The CEO is responsible for the day-to-day management of the Company while the Chairman presides over meetings of the Board and acts as liaison between the non-management directors and the CEO.

Montpelier has the right to nominate two out of our five directors (or, if the Board consists of more than five directors, no less than 40% of the total Board seats at any given time), until the later of the date on which: (i) Montpelier sells any Common Shares; and (ii) Montpelier owns less than 5% of the total Common Shares outstanding.

Board Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board receives regular reports from BCML on the risk management work undertaken by management and the extent of any action taken to address areas identified for improvement. The Board defines the risk measures and risk management processes to be used within the Company, including the definition of the Company’s risk appetite and its risk tolerances.  Discussions of risk management reporting, risk tolerance, risk measurement, capital management and corporate strategy takes place at each of the Board meetings.

Director Independence

Members of the Audit Committee and the Compensation Committee must meet all applicable independence tests as defined by the NYSE, the SEC and the Company’s Categorical Standards for Director Independence (the Company’s “Independence Standards”) as adopted by the Board and attached hereto as Appendix A.

The Board and the Compensation Committee have reviewed the responses of directors and director nominees to a questionnaire asking about their direct and indirect relationships with the Company (including those of their immediate family members) and other potential conflicts of interest, as well as pertinent materials provided by management related to transactions, relationships or arrangements between the Company and the directors or director nominees or parties related thereto.

The Board has concluded that each of Messrs. Cook, Lemieux and Weale is independent in accordance with the director independence standards of the NYSE and the Company’s Independence Standards and that none of Messrs. Cook, Lemieux and Weale has a material relationship with the Company that would impair his  independence from management or otherwise compromise his ability to act as an independent director. Neither Mr. Pollett, by virtue of his current management position with the Company, nor Mr. Harris, by virtue of his management position and directorship with Montpelier, is considered to be an independent director. Accordingly, the majority of the Board is comprised of independent directors.

Board and Committee Meetings

During 2013 there were three meetings (including telephonic meetings) of the full Board, no meetings of the Audit Committee and no meetings of the Compensation Committee.  During 2013 each of our directors attended over 75% of the meetings of the full Board during the period such director was a member.

As Lead Director, Mr. Lemieux, attends and presides over each regularly scheduled executive session of non-management directors. The Board intends to meet in executive session at least once during each year with only independent directors present.

It is the Board’s policy that all directors will attend, or otherwise participate in, our Annual General Meetings of Shareholders unless unavoidably prevented from doing so.

Committees of the Board

The Board had two standing committees during 2013, consisting of the Audit Committee and the Compensation Committee.

The following table outlines the current members of each of the committees during 2013:

Director	Audit Committee	Compensation Committee
D. Andrew Cook	Chair	X
Christopher L. Harris
Eric Lemieux	X	X
William Pollett
John R. Weale	X	Chair

Audit Committee

The Board has determined that all members of the Audit Committee are “independent” within the meaning of the NYSE listing standards and the rules and regulations of the SEC. The Board has also determined that all members of the Audit Committee are financially literate and that, at a minimum, D. Andrew Cook meets the requirements of being an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K of the 1934 Act.

The Audit Committee is primarily responsible for the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements and the independence, qualifications and performance of the Company’s independent registered public accounting firm.

Specifically, these duties include: (i) selecting and overseeing the Company’s independent registered public accounting firm; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) overseeing the Company’s financial reporting activities, including its annual and quarterly reports to Shareholders, and the accounting standards and principles followed; (iv) overseeing the review of the financial reporting process; (v) approving audit and non-audit services provided to the Company by the independent registered public accounting firm; (vi) addressing requests for waivers of conflict of interest situations; (vii) overseeing the Company’s legal and regulatory compliance; (viii) overseeing the Company’s disclosure and internal controls; (ix) preparing the report of the Audit Committee required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement; and (x) fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

The Audit Committee has established a charter which outlines its primary duties and responsibilities.  This document is available on our website at (www.bcapre.bm > Corporate Governance > Audit Committee > Audit Committee Charter) and also may be obtained at no charge upon written request to the attention of the Company Assistant Secretary at 94 Pitts Bay Road, Pembroke HM08, Bermuda. The Audit Committee’s report appears on page 12 of this Proxy Statement.

Compensation Committee

The Board has determined that all members of the Compensation Committee are “independent” within the meaning of the NYSE listing standards and the rules and regulations of the SEC.

The principal duties and responsibilities of the Compensation Committee related to compensation include: (i) establishing, maintaining and administering compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable us to achieve superior operating results; (ii) approving and reviewing performance measures; (iii) evaluating performance and reviewing and approving all salary and incentive payments and equity awards for our executive officers; (iv) recommending to the Board management succession for all of our executive officers; (v) assisting in discharging the Board’s responsibilities regarding all compensation matters; (vi) overseeing the administration of our compensation plans; (vii) reviewing and making recommendations on the compensation of our non-management directors; (viii) overseeing our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and (ix) fulfilling all other duties and responsibilities as outlined within the Compensation Committee’s charter.

Pursuant to the terms of the Administrative Services Agreement with BCML, which is described in more detail under the heading “Certain Relationships and Related Person Transactions - Service Agreements with Montpelier” beginning on page 14 of this Proxy Statement, BCML provides us with, among other things, the services of our interim CFO, Mr. Paquette, and compensates BCML for such services in accordance with the Administrative Services Agreement. Nonetheless, the Compensation Committee is responsible for all aspects of compensation and benefits policies for any executive officers we may hire in the future. Our executive officers do not have any role in making determinations or recommendations regarding director compensation.

Neither the Compensation Committee nor management retained a compensation consultant during 2013.

The Compensation Committee is also responsible for nominating candidates for election to the Board and for reviewing and making recommendations on matters involving the general operation of the Board and our corporate governance.

The principal duties and responsibilities of the Compensation Committee related to nominating and corporate governance include: (i) establishing criteria for Board and committee membership and recommending to the Board proposed nominees for election to the Board and for membership on committees of the Board; (ii) searching for qualified director candidates as needed and reviewing background information of candidates for selection to the Board, including those recommended by Shareholders, and making recommendations to the Board regarding such candidates; (iii) assisting the Board in identifying individuals qualified to become Board members consistent with criteria approved by the Board and set forth in the Corporate Governance Guidelines and recommending director nominees to the Board; (iv) evaluating whether each director candidate is independent, is financially literate, has accounting or related financial management expertise, qualifies as an “Audit Committee Financial Expert” and is free of any conflict of interest or the appearance of any conflict of interest with the best interests of us and Shareholders; (v) identifying potential nominees for director through director suggestions, management recommendations, business, insurance industry and other contacts and Shareholder nominations; (vi) to the extent it deems appropriate, engaging a third-party search firm and other advisors to identify potential nominees for director; (vii) taking a leadership role on shaping our corporate governance; (viii) making recommendations to the Board regarding board governance matters and practices; and (ix) fulfilling all other duties and responsibilities as outlined within the Compensation Committee’s charter.

The Compensation Committee has established a charter, which outlines its primary duties and responsibilities.  This document is available on our website at (www.bcapre.bm > Corporate Governance > Compensation and Nominating Committee > Compensation and Nominating Committee Charter) and may also be obtained at no charge upon written request to the attention of the Company Assistant Secretary at 94 Pitts Bay Road, Pembroke HM08, Bermuda.

Shareholder Recommendations

Shareholders who wish to recommend a person or persons for consideration as a nominee for election to the Board should send a written notice by mail, c/o Assistant Secretary, Blue Capital Reinsurance Holdings Ltd., Canon’s Court, 22 Victoria Street HMEX, or by fax to (441) 292-8666 and include the following information:

•                  the name(s) and address(es) of the Shareholder(s) making the nomination as they appear in the Register of Members and of the beneficial owner (if any), the number of Common Shares which are owned beneficially and of record by such Shareholder(s) and the period for which such Common Shares have been held;

•                  a representation from the Shareholder(s) that he or she is a holder of record of the Common Shares and that he or she intends to vote in person or by proxy at the Annual General Meeting of Shareholders to propose and vote for the nomination;

•                  the name of each person whom the Shareholder(s) recommend(s) to be considered as a nominee;

•                  a description of the relationship between the nominating Shareholder(s) and each nominee;

•                  a business address and telephone number for each nominee (an e-mail address may also be included);

•                  biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•                  all information relating to such nominee required to be disclosed pursuant to Regulation 14A of the 1934 Act; and

•                  written consent of the recommended nominee to nomination and to serving as a director, if elected.

Upon receipt of any such recommendations, the Company may request that the potential nominee complete a Directors’ and Officers’ Questionnaire soliciting information about such potential nominee’s independence, related person transactions and other relevant information required to be disclosed by the Company.

In the case of nominations or other proposals to be brought before the Annual General Meeting of Shareholders, Shareholders shall give notice of such proposals between 90 and 120 days prior to the first anniversary of the preceding Annual General Meeting of Shareholders.  In the event that the date of the Annual General Meeting of Shareholders is advanced more than 30 days or delayed more than 90 days, such notice shall be given between 120 days prior to the Annual General Meeting of Shareholders and the later of: (i) the 90th day prior to such Annual General Meeting of Shareholders; and (ii) the 10th day following the first public announcement by the Company of the date of the Annual General Meeting of Shareholders. In the case of a nomination to be brought before a Special General Meeting (“Special General Meeting”), Shareholders shall give notice of such nomination between 90 and 120 days prior to the date of the Special General Meeting or, if later, within 10 days of the date of the first public announcement by the Company of such Special General Meeting. Shareholders who submit nominations or other proposals must also provide certain information with regard to their economic and other interests. A Shareholder who desires instead to directly nominate a candidate for election to the Board at the Annual General Meeting or a Special General Meeting of Shareholders must meet the deadlines and other requirements set forth in the Company’s Bye-Laws. Shareholders who wish to convene a Special General Meeting as provided by the Companies Act, must also provide certain information with regard to their economic and other interests.

Shareholder Communications

Shareholders, as well as any other interested parties, may communicate directly with the Board by written notice or via the online contact area located under Corporate Governance / Shareholder Communications with the Board of Directors on our website at www.bcapre.bm.  All written notices should be sent to the following address with return receipt requested: Attn: Chief Executive Officer, Blue Capital Reinsurance Holdings Ltd. 94 Pitts Bay Road, Pembroke, HM08, Bermuda or by fax at (441) 296-4358. All inquiries and information requests will be handled in the first instance by the CEO.  The correspondence will be evaluated by the CEO, who will forward a particular communication to the Chairman or the appropriate Board or Committee member(s) upon determining that it is made for a valid purpose and is relevant to the Company and its business.  At each regularly-scheduled meeting of the Board, the CEO or his designee shall present a summary of all communications received since the last meeting that were not forwarded and upon request shall make such communications available to any or all of the directors.

Audit Committee Report

This report is being furnished by the Audit Committee of the Board with respect to the Company’s consolidated audited financial statements for the year ended December 31, 2013.

The Audit Committee has established a charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary. This document is available on the Company’s web site at (www.bcapre.bm > Corporate Governance > Audit Committee > Audit Committee Charter).

Company management is responsible for the preparation and presentation of complete and accurate consolidated financial statements. PricewaterhouseCoopers Ltd., our independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board standards (United States) and for issuing a report based on its audit.

In performing its oversight role in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2013, the Audit Committee has: (1) reviewed and discussed the audited consolidated financial statements with management; (2) reviewed and discussed with PricewaterhouseCoopers Ltd. the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) received and discussed the written disclosures and the letter from PricewaterhouseCoopers Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  Based on these reviews and discussions, the Audit Committee has determined PricewaterhouseCoopers Ltd. to be independent and has recommended to the Board that the audited consolidated financial statements be included in the 2013 Form 10-K for filing with the SEC and for presentation to Shareholders at the 2014 Annual Meeting.

March 24, 2014

D. Andrew Cook (Chair)
Eric Lemieux
John R. Weale

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 20, 2014 unless otherwise noted, with respect to the ownership of Common Shares by each person known by us to beneficially own 5% or more of the outstanding Common Shares.  Common Shares are the only class of our equity securities entitled to vote at the 2014 Annual Meeting.

Name and Address of Beneficial Owner	Number of Common Shares Owned	Percentage of Common Shares Outstanding (1)

Montpelier Re Holdings Ltd. (2)	2,500,000	28.6%
Montpelier House, 94 Pitts Bay Road
Pembroke HM08 Bermuda

Donald Smith & Co., Inc. (3)	712,396	8.1%
152 W. 57th Street, 22nd Floor
New York, NY 10019

Baillie Gifford & Co. (4)	629,438	7.2%
Calton Square, 1 Greenside Row
Edinburgh EH1 3AN
Scotland, United Kingdom

(1)         Based on 8,750,000 Common Shares outstanding as of March 20, 2014.

(2)         Information based on a Form 4 filed with the SEC by Montpelier on November 12, 2013.  Montpelier owns all of its Common Shares through its wholly-owned subsidiary, Montpelier Re.

(3)         Information based on a Schedule 13G, as of December 31, 2013, filed with the SEC by Donald Smith & Co. Inc. on February 10, 2014.

(4)         Information based on a Schedule 13G, as of December 31, 2013, filed with the SEC by Baillie Gifford & Co. on January 21, 2014.

Security Ownership of Management

The following table sets forth information, as of March 20, 2014, with respect to the beneficial ownership of Common Shares by each of our directors, director nominees and executive officers and by all of our directors, director nominees and executive officers as a group.  None of the Common Shares shown as beneficially owned by our directors, director nominees and executive officers are known to have been pledged as collateral. Common Shares are the only class of our equity securities entitled to vote at the 2014 Annual Meeting.

Name of Beneficial Owner (1)	Number of Common Shares Owned	Percentage of Common Shares Outstanding (2)
D. Andrew Cook	—	*
Christopher L. Harris	—	*
Eric Lemieux	—	*
Michael S. Paquette	—	*
William Pollett	14,500	*
John R. Weale	—	*

All directors, director nominees and executive officers as a group (6 persons)	14,500	*

*                 Represents less than 1.0% of the outstanding Common Shares as of March 20, 2014.

(1)         The address of each of the beneficial owners identified is 94 Pitts Bay Road, Pembroke HM08, Bermuda.

(2)         Based on 8,750,000 Common Shares outstanding as of March 20, 2014.

The Company’s Insider Trading Policy prohibits all our directors, officers and employees from buying or selling options on Common Shares, from hedging the value of Common Shares and from pledging Common Shares as collateral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”), which is available on our website at (www.bcapre.bm > Corporate Governance > Corporate Governance Documents > Related Person Transaction Policy). Under this Related Person Transaction policy, all relationships between us and any of our directors, executive officers, beneficial holders of more than 5% of any class of our voting securities or their immediate family members will be reviewed by our Audit Committee to determine whether such persons have a direct or indirect material interest in a proposed transaction. This Related Person Transaction Policy will not be applicable to day-to-day allocation, underwriting or investment decisions of the Managers, but it will be applicable to any changes to the terms of any agreements we have entered into with the Managers.

The Audit Committee will review and approve or ratify any related person transactions that involve an amount in excess of $120,000. In the course of its review, the Audit Committee will consider all relevant facts and circumstances, including:

•                  the nature of the related person’s interest in the transaction;

•                  the material terms of the transaction, including the amount and type of the transaction;

•                  whether the transaction would impair the judgment of a director or executive officer in acting in our best interests;

•                  the importance of the transaction to the related person; and

•                  any other matters it deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or any vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee to consider the transaction.

We have entered into transactions with parties that are related to the Company. We believe that each of these transactions, as described below, was made on terms no less favorable to us than we could have obtained from unrelated parties.

Service Agreements with Montpelier

Through each of the following roles and relationships, the Company leverages Montpelier’s reinsurance underwriting expertise and infrastructure to conduct its business: (i) the Managers manage Blue Capital Re’s and Blue Capital Re ILS’s reinsurance underwriting decisions; (ii) Blue Water Re, Montpelier’s wholly-owned special purpose insurance vehicle, is a significant source of reinsurance business for Blue Capital Re (as described below); (iii) Mr. Pollett, Montpelier’s Chief Corporate Development and Strategy Officer and Treasurer, serves as CEO and is a director of the Company;  (iv) Mr. Paquette, Montpelier’s CFO, serves as the Company’s interim CFO; and (v) Mr. Harris, Montpelier’s CEO, serves as Chairman.

As of December 31, 2013, Montpelier Re owned 28.6% of the outstanding Common Shares. Montpelier provides services to the Company and its subsidiaries through the following arrangements:

BW Retrocessional Contract. Through a retrocessional contract dated December 31, 2013 (the “BW Retrocessional Contract”), between Blue Capital Re and Blue Water Re, beginning in 2014 Blue Water Re has the option to cede to Blue Capital Re up to 100% of its participation in the ceded reinsurance business it writes, provided that such business is in accordance with Blue Capital Re’s underwriting guidelines. Pursuant to the BW Retrocessional Contract, Blue Capital Re may participate in: (i) retrocessional, quota share or other agreements between Blue Water Re and Montpelier Re or other third-party reinsurers, which provides it with the opportunity to participate in a diversified portfolio of risks on a proportional basis; and (ii) fronting agreements between Blue Water Re and Montpelier Re or other well-capitalized third-party rated reinsurers, which allows Blue Capital Re to transact business with counterparties who prefer to enter into contracts with rated reinsurers.

The BW Retrocessional Contract shall remain in force for an indefinite period but may be cancelled by either party, subject to three months’ prior notice of cancellation in writing to the other party. In the event of the cancellation of the BW Retrocessional Contract, all business covered thereunder shall run until its natural expiry.

Investment Management Agreement. The Company has entered into an Investment Management Agreement with BCML (the “Investment Management Agreement”). Pursuant to the terms of the Investment Management Agreement, BCML has full discretionary authority, including the delegation of the provision of its services, to manage the Company’s assets, subject to its underwriting guidelines, the terms of the Investment Management Agreement and the oversight of the Company’s Board.

Pursuant to the Investment Management Agreement, BCML is entitled to a management fee (the “Management Fee”) of one and one-half (1.5) percent of the Company’s average total shareholders’ equity per annum, calculated and payable in arrears in cash each quarter that the Investment Management Agreement is in effect. For purposes of calculating the Management Fee, the Company’s total shareholders’ equity means: (1) the net proceeds from all issuances of the Company’s equity securities since its inception (allocated on a pro rata daily basis for such issuances during the quarter of any such issuance), plus (2) the Company’s retained earnings as of the end of its most recently completed quarter (without taking into account any non-cash compensation expense it incurred in current or prior periods), minus (3) any amount that the Company may have paid to repurchase its Common Shares on a cumulative basis since its inception.  It also excludes (x) any unrealized gains and losses and other non-cash items that have impacted the Company’s shareholders’ equity as reported in its financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), other than unrealized gains and losses and other non-cash items relating to insurance-linked securities, and (y) one-time events pursuant to changes in GAAP after discussions between the BCML and the Company’s independent directors and approval by both a majority of the Company’s independent directors and BCML for all such adjustments.

Underwriting and Insurance Management Agreement. The Company, Blue Capital Re and BCIML have entered into an Underwriting and Insurance Management Agreement (the “Underwriting and Insurance Management Agreement”).  Pursuant to the Underwriting and Insurance Management Agreement, BCIML provides underwriting, risk management, claims management, ceded retrocession agreements management, and actuarial and reinsurance accounting services to Blue Capital Re. BCIML has full discretionary authority to manage the underwriting decisions of Blue Capital Re, subject to Blue Capital Re’s underwriting guidelines, the terms of the Underwriting and Insurance Management Agreement and the oversight of the Board.

Pursuant to the Underwriting and Insurance Management Agreement, BCIML is entitled to a performance fee (the “Performance Fee”) calculated and payable in arrears in cash each quarter that the Underwriting and Insurance Management Agreement is in effect in an amount, not less than zero, equal to the product of (1) twenty (20) percent and (2) the difference between (A) the Company’s pre-tax, pre-Performance Fee Distributable Income for the then current quarter and (B) a hurdle amount calculated as the product of (i) the weighted average of the issue price per Common Share of the Company issued pursuant to each of its public or private offerings of Common Shares since its inception multiplied by the weighted average number of all Common Shares outstanding (including any common share equivalents), as further reduced by the amount, if any, by which the Company’s inception-to-date dividends to its shareholders exceeds its inception-to-date GAAP net income, and (ii) two (2) percent (equivalent to an eight (8) percent annualized hurdle rate); provided, however, that the foregoing Performance Fee is subject to a rolling three-year high water mark (except that for periods prior to the completion of the three-year period following the IPO, the high water mark calculation will be done over the inception-to-date period).

“Distributable Income,” a non-GAAP measure, means the Company’s GAAP net income excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in its net income for the period.

Administrative Services Agreement. The Company has entered into an Administrative Services Agreement with BCML (the “Administrative Services Agreement”). Pursuant to the terms of the Administrative Services Agreement, BCML provides the Company with support services, including the services of Mr. Paquette, as well as finance and accounting, claims management and policy wording, modeling software licenses, office space, information technology, human resources and administrative support.

The Company and its subsidiaries may not terminate the Investment Management Agreement, the Underwriting and Insurance Management Agreement or the Administrative Services Agreement for five years after the completion of the IPO, whether or not the Managers’ performance results are satisfactory. Upon any termination or non-renewal of either of the Investment Management Agreement or the Underwriting and Insurance Management Agreement (other than for a material breach by, or the insolvency of, the applicable Manager), the Company and/or its subsidiaries must pay a one-time termination fee to the Managers, as applicable, equal to 5% of its GAAP shareholders’ equity, calculated as of the most recently completed quarter prior to the date of termination (approximately $8.7 million as of December 31, 2013).

Amounts Incurred Under Service Agreements with Montpelier

During 2013, the Company incurred a total of $0.4 million and $0.1 million pursuant to services received from Montpelier and its subsidiaries under the Investment Management Agreement and the Administrative Services Agreement, respectively. Montpelier did not perform any services during 2013 pursuant to the BW Retrocessional Contract and did not earn any amounts pursuant to the Underwriting and Insurance Management Agreement.

As of December 31, 2013, the Company and its subsidiaries owed Montpelier $0.5 million for the services performed pursuant to the aforementioned agreements.

Shareholder and Registration Rights Agreement

Private Placement.  Upon the completion of the IPO and through the Private Placement, Montpelier Re purchased 2,500,000 Common Shares at a price of $20.00 per share. In connection with the Private Placement, the Company has entered into a shareholder and registration rights agreement (the “Shareholder and Registration Rights Agreement”) with Montpelier.

Governance.  Pursuant to the Shareholder and Registration Rights Agreement, Montpelier has the right to nominate two of our five directors (or, if the Board consists of more than five directors, not less than 40% of the total Board seats at any given time) until the later of the date on which: (i) Montpelier sells any Common Shares; and (ii) Montpelier owns less than 5% of the outstanding Common Shares. Montpelier also has the right to designate one of its nominees as Chairman.

Pursuant to the Shareholder and Registration Rights Agreement, for so long as Montpelier has the right to nominate two directors to the Board; (i) if the size of the Board is five, a quorum of the Board cannot exist unless at least one director nominated by Montpelier is present at a meeting of the Board; and (ii) if the size of the Board is greater than five, a quorum of the Board cannot exist unless at least two directors nominated by Montpelier are present at a meeting of the Board.

Registration Rights. Pursuant to the Shareholder and Registration Rights Agreement, the Company has granted Montpelier registration rights with respect to the Common Shares purchased in the Private Placement and any other restricted Common Shares Montpelier may own. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to any registrations will be borne by us, other than underwriting discounts and commissions.

Demand Registration Rights.  The Shareholder and Registration Rights Agreement grants Montpelier demand registration rights. The Company is required, upon the written request of Montpelier, to use its reasonable best efforts to effect registration of those Common Shares requested to be registered by Montpelier promptly after receipt of the request. The Company is not required to effect any such demand registration within 180 days after the effective date of a previous demand registration.

Shelf Registration Rights.  The Shareholder and Registration Rights Agreement grants Montpelier shelf registration rights. Montpelier may demand that the Company file a shelf registration statement with respect to some or all of its Common Shares, and, upon such demand, the Company is required to use its reasonable best efforts to effect such registration.

Piggyback Registration Rights.  The Shareholder and Registration Rights Agreement grants Montpelier piggyback registration rights. If the Company registers any Common Shares, either for its own account or for the account of other security holders, Montpelier is entitled, subject to certain limitations, to include its Common Shares in the registration.

Corporate Opportunities. Pursuant to the Shareholder and Registration Rights Agreement, Montpelier or any of its affiliates or any of its or their respective directors, officers, employees, partners or agents are permitted to engage in activities or businesses that are competitive with us and will have no duty to refrain from engaging in such activities or businesses. The Shareholder and Registration Rights Agreement also generally releases Montpelier or any of its affiliates or any of its or their respective directors, officers, employees, partners or agents from referring any business opportunity to us.

Preemptive Rights. Pursuant to the Shareholder and Registration Rights Agreement, the Company has granted Montpelier preemptive rights to participate, at Montpelier’s option, in any offering of the Company’s equity securities. Montpelier’s preemptive rights entitle it to participate in any issuance of equity securities by us based on Montpelier’s pro rata portion of Common Shares that it holds at the time of such issuance.

General. The Shareholder and Registration Rights Agreement provides that, except as required by applicable law, neither the Company nor the Board shall take any action to cause the amendment of the Company’s organizational documents in a manner that is inconsistent with, or adverse to, Montpelier’s governance and related rights under the Shareholder and Registration Rights Agreement. In addition, the Company’s Bye-Laws will be read and construed as one with the Shareholder and Registration Rights Agreement, and the provisions of the Shareholder and Registration Rights Agreement are incorporated into such Bye-Laws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% Shareholders were complied with by such persons on a timely basis.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Mr. Pollett, our CEO, and Mr. Paquette, our interim CFO, serve as our “Named Executive Officers.”  Pursuant to the terms of the Administrative Services Agreement, BCML provides us with various support services, including the services of Messrs. Pollett and Paquette. Messrs. Pollett and Paquette receive no compensation directly from the Company in exchange for their services as Named Executive Officers. Rather, Mr. Pollett’s services are deemed to be encompassed within the Management Fee we are charged by BCML under the Investment Management Agreement and Mr. Paquette’s services are directly charged to us by BCML under the Administrative Services Agreement. During 2013, we incurred $0.1 million for the services of Mr. Paquette as our interim CFO during 2013 under the Administrative Service Agreement (see page 15 of this Proxy Statement).

2013 Long-Term Incentive Plan

At the discretion of the Compensation Committee, incentive awards, the value of which are based on Common Shares, may be made to the Company’s directors, future employees and consultants.

The Company’s 2013 Long-Term Incentive Plan (the “2013 LTIP”), which was adopted by the Board on September 27, 2013, permits the issuance of up to one percent of the aggregate Common Shares outstanding (at the time of grant) to participants.

Incentive awards that may be granted under the 2013 LTIP include restricted share units (“RSUs”), restricted Common Shares, incentive share options (on a limited basis), non-qualified share options, share appreciation rights, deferred share units, performance compensation awards, performance units, cash incentive awards and other equity-based and equity-related awards.

As of December 31, 2013, there were no incentive awards outstanding under the 2013 LTIP.  However, the Compensation Committee currently intends to provide each of its directors with an annual grant of RSUs with a grant-date fair value of approximately $25,000, commencing no earlier than the date of the 2014 Annual Meeting. The RSUs expected to be granted annually to the directors will be granted pursuant to the 2013 LTIP and will vest in three equal annual installments beginning on the first anniversary of the date of grant based on continuous service, payable in Common Shares at the time of vesting.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Director Compensation

Each of our directors receives, or is expected to receive,  the following compensation for services as a director: an annual cash retainer of $50,000 and an annual grant of RSUs with a grant-date fair value of $25,000, commencing no earlier than the 2014 Annual Meeting. The RSUs expected to be granted to our directors will be granted pursuant to the 2013 LTIP, and are expected to vest in three equal annual installments beginning on the first anniversary of the date of grant based on continuous service, payable in Common Shares at the time of vesting. The Chairman, Lead Director and any director who serves as Chair of the Compensation Committee will each receive an additional annual cash retainer of $5,000, and any director who serves as Chair of the Audit Committee will receive an additional annual cash retainer of $15,000. Cash retainer fees paid to our directors for services performed during 2013 were prorated based on the number of days between the IPO and December 31, 2013.

In accordance with a letter agreement between Montpelier and each of Messrs. Pollett and Harris, all remuneration, including cash fees, equity, equity-based awards and other compensation, to which Messrs. Pollett and Harris are or become entitled for their service as a director of the Company will be assigned or paid directly to Montpelier.

The following table summarizes the total compensation earned by the Company’s directors during the year ended December 31, 2013:

Director (1)	Fees Earned or Paid in Cash ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Class A Directors
John R. Weale	8,370	—	—	—	—	—	8,370
Christopher L. Harris (2)	8,370	—	—	—	—	—	8,370

Class B Directors
William Pollett (2)	7,609	—	—	—	—	—	7,609
D. Andrew Cook	9,892	—	—	—	—	—	9,892

Class C Directors
Eric Lemieux	8,370	—	—	—	—	—	8,370

(1)               All amounts presented in the table above are expressed in U.S. dollars.  Certain amounts presented were paid in Bermuda dollars (at a fixed rate of exchange of one U.S. dollar per Bermuda dollar).

(2)               Pursuant to a letter agreement between Montpelier and each of Messrs. Pollett and Harris, all of the compensation to which Messrs. Pollett and Harris are entitled as directors of the Company has been assigned and paid directly to Montpelier.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITOR

On February 24, 2014, upon recommendation of the Audit Committee, the Board unanimously selected, subject to approval of Shareholders, PricewaterhouseCoopers Ltd., an independent registered public accounting firm, to continue to serve as the Independent Auditor of the Company and its subsidiaries for the year ending December 31, 2014.  In addition to this appointment, Shareholders are being asked to authorize the Board, acting by the Company’s Audit Committee, to set the remuneration for PricewaterhouseCoopers Ltd. for the year ending December 31, 2014. PricewaterhouseCoopers Ltd. has served as the Company’s Auditor since the Company’s inception.

A representative of PricewaterhouseCoopers Ltd. is expected to be present at the 2014 Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions.

Professional Fees Billed to the Company

The following table presents fees billed for professional services rendered by PricewaterhouseCoopers Ltd. during 2013. The Audit Committee has considered whether the provision of total services by PricewaterhouseCoopers Ltd. is compatible with maintaining its independence with respect to the Company.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the year.  During the year ended December 31, 2013, PricewaterhouseCoopers Ltd. did not perform any non-audit services on behalf of the Company.

Year Ended December 31, 2013
Audit Fees (1)	$185,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$185,000

(1)         Represents services performed in connection with: (i) the audit of the Company’s annual consolidated financial statements, as set forth in its 2013 10-K; and (ii) audit services in connection with the IPO. Montpelier paid $125,000 of the Company’s total Audit Fees for 2013, which represented the portion of Audit Fees that related to services performed in connection with the IPO.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2 CALLING FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2014, AND TO AUTHORIZE THE BOARD, ACTING BY THE COMPANY’S AUDIT COMMITTEE, TO SET THEIR REMUNERATION.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of 2014 Annual Meeting of Members and this Proxy Statement.  If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters at their discretion.

Presentation of Financial Statements

In accordance with the Companies Act and Bye-Law 46, the Company’s audited consolidated financial statements for the year ended December 31, 2013 will be presented at the 2014 Annual Meeting.  The Board has approved these financial statements.  There is no requirement under Bermuda law that these financial statements be approved by Shareholders and no such approval will be sought at the meeting.

Householding

Unless it has received contrary instructions, the Company may send a single copy of this Proxy Statement to any household at which two or more Shareholders reside if the Company believes the Shareholders are members of the same family. Each Shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own proxy, follow the instructions described below.  Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single proxy, follow these instructions:  If your Common Shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A. at (781) 575-2879, P.O. Box 43078, Providence, RI 02940-3078 (by mail) or 250 Royall Street, Canton, MA 02021 (by courier, overnight mail or registered mail). For more information, go to http://www.computershare.com.  If a bank, broker or other nominee holds your Common Shares, please contact your bank, broker or other nominee directly.

Other Information

The Company has filed the required certifications under Section 302 of the Sarbanes-Oxley Act of 2002 regarding the quality of our public disclosures as Exhibits 31.1 and 31.2 to the 2013 Form 10-K.

In 2013, the Company also filed the Written Affirmations required by NYSE Listed Company Manual Section 303A.

2015 SHAREHOLDER PROPOSALS

To be considered for inclusion in the Proxy Statement relating to the 2015 Annual General Meeting of Shareholders, Shareholder proposals must be received by the Company no later than November 27, 2014, unless the Company changes the date of the 2015 Annual General Meeting of Shareholders by more than thirty days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s 2014 Quarterly Reports on Form 10-Q. If a Shareholder proposal is introduced at the 2015 Annual General Meeting of Shareholders without any discussion of the proposal in the Company’s Proxy Statement and the Shareholder does not notify the Company by February 10, 2015, as required by Rule 14a-4(c)(1) of the 1934 Act of the intent to raise such proposal at the Annual General Meeting, then such proxies received by the Company for the 2015 Annual General Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

By Order of the Board,

Jonathan B. Kim
Assistant Secretary
Pembroke, Bermuda
March 24, 2014

The 2013 Annual Report, including our audited consolidated financial statements for the year ended December 31, 2013, is being mailed concurrently with this Proxy Statement. The 2013 Annual Report does not form any part of the material for the solicitation of proxies. Upon written request of a Shareholder, we will furnish, without charge, a copy of the 2013 Form 10-K, as filed with the SEC.  If you would like a copy of this proxy statement, please contact Blue Capital Reinsurance Holdings Ltd. at 94 Pitts Bay Road, Pembroke HM08, Bermuda, Attn: Corporate Affairs Manager. The Company’s Proxy Statement, 2013 Annual Report and other proxy materials are also available at https://materials.proxyvote.com/G1190F, http://www.sec.gov and http://www.bcapre.bm. Information contained on such websites is not incorporated in this Proxy Statement.

APPENDIX A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.  Introduction

For a director to be considered “independent” under the New York Stock Exchange (“NYSE”) rules, the Board of Directors of the Company (the “Board”), must determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  These Standards have been established in order to assist the Board in determining director independence with broad consideration of all relevant facts and circumstances and may be amended by the Board from time to time.  These standards shall be interpreted in a manner consistent with the NYSE rules.

In order to be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence.

II.  Definitions

References to the “Company” include any parent or subsidiary in a consolidated group with the Company.

The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.  When applying the look-back provisions required herein, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

III.  Employment Relationships

(1)  A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.  Employment as an interim Executive Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(2)  A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

IV.  Compensation Relationships

(1)  A director is not independent if the director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).  Compensation received by a director for former service as an interim Executive Chairman or CEO or other executive officer need not be considered in determining independence under this test.

(2)  A director is not independent if the director has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).  Compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered in determining independence under this test.

V.  Commercial and Charitable Relationships

(1)  A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds or exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues as reported for its last completed fiscal year.

(2)  A director is not independent if the director is an executive officer, director or trustee of a charitable organization that received contributions from the Company in an amount which, in any single fiscal year within the preceding three years, exceeded the greater of $1 million or 2% of such charitable organization’s total charitable receipts as reported for the last completed fiscal year; provided, however, that the Board may determine such relationships to be immaterial or nevertheless consistent with a director’s independence. Note that the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for the purposes of this paragraph.

VI.  Interlocking Directorates

A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

VII.  Other Relationships

(1)  Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services are made in the ordinary course of business on an arms-length basis.

(2)  For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board after taking into account all relevant facts and circumstances.  For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

VIII.  Additional Standards for the Audit Committee

In order to be considered independent as a member of the Audit Committee of the Board (the “Audit Committee”), a director of the Company must meet the following additional requirements of the U.S. Securities and Exchange Commission (the “SEC”).

(1) A director is not independent for the purposes of Audit Committee membership if the director receives, whether directly or indirectly, any consulting or advisory fees or other compensation from the Company, other than director and committee fees, fixed payments under a retirement plan for prior service with the Company or payments received as a shareholder of the Company. A member of the Audit Committee is considered to receive indirect compensation if: (A) the director is a partner, executive officer or holder of a similar position with an accounting firm, consulting firm, law firm or investment bank that receives payments for its services from the Company; or (B) the director’s spouse, child or stepchild receives any form of compensation from the Company.

(2) A director is not independent for the purposes of Audit Committee membership if the director is an affiliate of the Company, or any subsidiary of the Company. The SEC defines an affiliate as a person who directly or indirectly controls, is controlled by or is under common control with the Company. A director may qualify for the SEC safe harbor from being considered an affiliate if the director owns less than 10% of any class of the Company’s voting securities and is not an executive officer of the Company.

IX.  Additional Standards for the Compensation and Nominating Committee

In order for a director to be considered independent as a member of the Compensation and Nominating Committee of the Board (the “Compensation and Nominating Committee”), the following factors, among other relevant factors, must be considered as required by the SEC.

(1) In determining a director’s independence for the purposes of the Compensation and Nominating Committee, the source of compensation of the director should be considered, such as any consulting advisory or other fees paid by the Company to the director.

(2) In determining a director’s independence for the purposes of the Compensation and Nominating Committee, whether the director is an affiliate of the Company, or any the Company’s subsidiaries or affiliates, should be considered.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01SATD 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposal 2. 01 - Christopher L. Harris 02 - John R. Weale 1. To fix the number of directors of the Company at five and to elect two Class A director nominees to the Company’s Board of Directors for terms ending in 2017. For Against Abstain 2. To appoint PricewaterhouseCoopers Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2014 and to authorize the Company’s Board, acting by the Company’s Audit Committee, to set their remuneration. NOTE. To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof. For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 1 9 3 2 6 3 1 MMMMMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q FOR THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2014 The undersigned appoints Michael S. Paquette or failing him any other officer of Blue Capital Reinsurance Holdings Ltd. as proxy, to vote on behalf of the undersigned, all Common Shares of the undersigned at the 2014 Annual Meeting to be held May 14, 2014, and at any adjournment thereof, subject to any directions indicated on the reverse side. Your vote is important! Please complete, date, sign and return this form to Proxy Services, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068 in the accompanying envelope, which does not require postage if mailed in the United States. This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will be voted FOR each proposal listed on the reverse side and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the 2014 Annual Meeting. . Proxy — BLUE CAPITAL REINSURANCE HOLDINGS LTD.